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                                                                   EXHIBIT 10.24


                       SEVERANCE AGREEMENT AND RELEASE
                       --------------------------------

This SEVERANCE AGREEMENT AND RELEASE ("Agreement") is made by and between Michael E. Bielonko of Berlin, Connecticut (hereinafter referred to as the "Employee") and YANKEE ENERGY SYSTEM, INC. ("Company"), in light of the following circumstances:

     WHEREAS, Employee is currently employed by Company in the position of President, Yankee Energy Services Company; and

     WHEREAS, Company is eliminating, consolidating or restructuring various positions in connection with a reorganization of its operations; and

     WHEREAS, Employee and Company have agreed the employment relationship between them shall terminate, effective as of the date set forth in this Agreement; and

     WHEREAS, to avoid the costs, burdens and uncertainties of any disputes which might exist or which may arise, Employee and Company now wish to resolve, compromise and finally settle any and all matters related to Employee's employment with and separation from Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employee and Company, acting of their own free will, hereby agree as follows:

     1. Employee's position is eliminated as of September 1, 1998 (the "Termination Date"). The Termination Date shall be Employee's last day of employment with Company, and Employee shall not be deemed an employee of Company for any purpose after such date.

     2. Company will provide severance payments and benefits to Employee as set forth in this paragraph.


          (a) Company shall pay Employee a severance benefit equal to one year of Employee's current annual salary. Such severance benefit shall be paid to Employee on a weekly basis through December 31, 1998 and then a lump sum payment for the remainder in January.

          (b)  $5,000 in lieu of Company car and health benefits.

          (c) Company shall select and pay for an outplacement program for Employee for a maximum period of twelve (12) months, commencing on or about the Termination Date.

          (d)  $20,000 lump sum payment;
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          (e)  All severance payments shall be subject to tax withholding as required by law, as well as other deductions authorized by Employee, and shall be paid to Employee in accordance with Company's normal payroll cycle. Employee acknowledges that, except as set forth above, no payments of any kind shall be owed to him by Company, whether characterized as salary, severance payments, consulting fees or in any other manner.

          (f) Employee may exercise his vested stock options for a period of one month through October 1, 1998 in the amounts set forth in the attachment hereto.

     3. For and in consideration of the payments and benefits described in Paragraph 2 above, Employee, for him or herself, and for his or her heirs, executors, administrators, successors and assigns, covenants not to sue, and knowingly releases and forever discharges Company, together with its parent, subsidiaries, affiliates, officers, directors, agents, employees, and representatives ("Released Parties") of and from any and all claims, demands, obligations, liabilities and causes of action, of whatsoever kind or nature in law, equity or otherwise, which Employee now has or ever had against Company or any of the Released Parties, (including, but not limited to, state wrongful discharge, tort, defamation, breach of contract and breach of the duty of good faith and fair dealing, and causes of action and claims under the Employee's Retirement Income Security Act of 1974, 29 U.S.C. '1001 et seq., Title VII of
                                                        -- ---
the Civil Rights Act of 1964, 42 U.S.C. ''2000e et seq., the Civil Rights Act of
                                                -- ----
1991, 42 U.S.C. '' 1981 et seq., the Connecticut Fair Employment Practices Act,
                        -- ----
Conn. Gen. Stat. '45a-51 et seq., the Americans with Disabilities Act, 42 U.S.C.
                         -- ----
' 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. ''621 et
        -- ----                                                            --
seq., and all other federal, state or local antidiscrimination laws, or workers'
----
compensation laws, ordinances or regulations), for any losses, injuries or damages (including, but not limited to, back pay, front pay, liquidated, compensatory or punitive damages, attorneys' fees, litigation costs and any federal or state income tax or social security tax obligations for which Employee may be liable as a result of this Agreement), resulting from or arising out of or in any way connected with Employee's employment relationship with Company or Employee's separation from Company's employ.

     4. Nothing in this Agreement shall be construed to constitute a waiver by Employee of:

          (a) Employee's right to seek enforcement of Company's obligations under this Agreement.

          (b) Employee's rights under the unemployment compensation laws of the State of Connecticut. Company agrees that it will not contest any claims filed by Employee for unemployment compensation benefits, so long as Employee is available for and is actively seeking suitable employment.

     5. This Agreement sets forth the entire Agreement between Employee and Company, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties pertaining to Employee's employment with and separation from Company. Employee and Company expressly acknowledge and agree that neither party will make any claim or demand and each hereby waives any rights either may now have or may
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hereafter have or claim to have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement.

     6. The validity, effect and operation of this Agreement shall be determined by the laws of the State of Connecticut. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the parties hereto.

     7. Should Employee commence or prosecute any action or proceeding contrary to the provisions of this Agreement, he or she agrees to indemnify Company for all costs, including court costs and reasonable attorneys' fees, incurred by Company in the defense of such action or in establishing or maintaining the application or validity of this Agreement or the provisions thereof. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum or by operation of law, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties, provided, however, that Company's obligations to make the payments and provide the benefits set forth in paragraph 2 above is expressly conditioned on the validity of the release set forth in paragraph 3 above in its entirety. In the event Employee challenges the validity of such release in any respect, he or she will be liable to Company for the repayment of such sums. Except as otherwise provided specifically in this Agreement, in the event any party to this Agreement claims that the other party has failed to comply with the terms of this Agreement, the remedy for the party claiming the breach shall be an appropriate legal action to require the other party to comply with the Agreement and to obtain damages resulting from the breach, including all costs incurred by the non-breaching party, including court costs and reasonable attorney's fees in prosecuting any such legal action.

     8.   Employee acknowledges and agrees that:


          (a) Employee was given twenty-one (21) days from the date of his or her receipt of this Agreement to consider this Agreement;

          (b) Employee has read this entire Agreement and fully understands its terms;

          (c) Employee was advised to consult with an attorney prior to signing this Agreement, and has had the opportunity to review this Agreement with an attorney;

          (d)  Employee is voluntarily entering into this Agreement; and

          (e) Employee would not otherwise be entitled to the payments and benefits provided by this Agreement under subparagraphs 2(b), (c) and (d).

          (f) Employee has been privy to the Company's and its Parent's and affiliates' confidential, proprietary and trade secret information, and that Employee has an obligation and fiduciary duty not to use such information for personal benefit, that such information is not to be disclosed to anyone outside the Company, and that Employee has returned any such confidential information in whatever form it existed.
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          (g)  Employee understands and agrees that for a period of one year
Employee shall not, undertake or engage in any employment, occupation or business enterprise that is competitive with the HVAC service business and activities of the Company within the geographic market of the Company defined as Connecticut and Massachusetts and will not solicit any customers of the Company or otherwise attempt to disrupt the business activities of the Company without the consent of the Company which consent can be withheld by the Company in its sole discretion.

          The Employee and the Company acknowledge and agree that they have attempted to limit Employee's ability to compete with the Company only to a reasonable extent. It is the desire and intent of the parties hereto that the provisions of this covenant shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. However, the Company and Employee agree that if a court finds that the scope of any one or more of the provisions shall, for any reason, be invalid, illegal, excessively broad, unreasonable, or unenforceable in any respect, then the court may modify the covenant to render it reasonable.

     9.   This Agreement shall not become effective or enforceable until seven
(7) days following its execution by Employee. Prior to the expiration of this seven-day period, Employee may revoke assent to this Agreement by giving written notice to Company's President.

     10. Employee and Company acknowledge that the terms of this Agreement constitute confidential information that may be considered proprietary information to either or both parties, and, except as otherwise set forth herein, agree to not disclose the terms hereof to any third party.

     11. Employee and Company agree not to libelously or slanderously either disparage or do harm to the reputation of each other,

     12. Any dispute regarding the validity, effect, operation, interpretation or application of this Agreement shall be resolved by arbitration under the American Arbitration Association's rules and procedures for resolution of employment disputes. The results of such arbitration shall be final and binding unless otherwise provided by law.

     13. If either the Company or Employee shall waive any breach of any provision of this Agreement, neither the Company nor Employee shall be deemed to have waived any preceding or succeeding breach of the same or any other provision of the Agreement.

     IN WITNESS WHEREOF, the aforementioned parties, intending to be legally bound hereby, have executed this Agreement this 10th day of September, 1998.

     /s/Michael E. Bielonko
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 Employee
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 YANKEE ENERGY SYSTEM, INC.



 By: /s/Ellen Quinn
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